                  DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
                      EXHIBIT 11--COMPUTATION OF EARNINGS
                     PER COMMON AND COMMON EQUIVALENT SHARE


                                                                                             THREE FISCAL MONTHS
                                               FOR THE YEAR ENDED DECEMBER 31, 1995                 ENDED
                                         ------------------------------------------------  ------------------------
                                                                              PRO FORMA     MARCH 31,    MARCH 29,
                                           1993       1994         1995          1995         1995         1996
                                         ---------  ---------  ------------  ------------  -----------  -----------
                                                     (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Weighted average number of common
 shares outstanding during the year....     49,650  1,766,700     2,990,847     2,990,847   2,911,400    3,288,000
Common equivalent shares outstanding...     45,389(b)   255,218(a)      569,961(a)       45,389(b)     45,389(b)     45,389(b)
                                         ---------  ---------  ------------  ------------  -----------  -----------
Weighted average common and common
 equivalent shares outstanding.........     95,039  2,021,918     3,560,808     3,036,236   2,956,789    3,333,389
                                         ---------  ---------  ------------  ------------  -----------  -----------
                                         ---------  ---------  ------------  ------------  -----------  -----------
Income (loss) before extraordinary
 item..................................  $  (6,173) $    (682)       $3,705        $3,404       $(151 )      $(401 )
Extraordinary item.....................     --         31,354       --            --           --           --
                                         ---------  ---------  ------------  ------------  -----------  -----------
Net income (loss)......................     (6,173)    30,672         3,705         3,404        (151 )       (401 )
Dividends on Redeemable Preferred
 Shares................................     --           (361)         (470)         (470)       (150 )     --
Accretion on Redeemable Preferred
 Shares................................     --           (136)         (192)         (192)        (62 )     --
Redemption of Redeemable Preferred
 Shares in excess of book value........     --         --            (2,972)       (2,972)     --           --
                                         ---------  ---------  ------------  ------------  -----------  -----------
Net income (loss) available to common
 shareholders..........................  $  (6,173) $  30,175           $71         $(230)      $(363 )      $(401 )
                                         ---------  ---------  ------------  ------------  -----------  -----------
                                         ---------  ---------  ------------  ------------  -----------  -----------
Income (loss) per share before
 extraordinary item....................    $(64.95)    $(0.58)        $0.02        $(0.08)     $(0.12 )     $(0.12 )
Extraordinary item.....................     --          15.50       --            --           --           --
                                         ---------  ---------  ------------  ------------  -----------  -----------
Net income (loss) per share............  $  (64.95)    $14.92         $0.02        $(0.08)     $(0.12 )     $(0.12 )
                                         ---------  ---------  ------------  ------------  -----------  -----------
                                         ---------  ---------  ------------  ------------  -----------  -----------
Fully diluted earnings per share are not significantly different from primary earnings per share.


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Notes:

(a) Common equivalent shares are shares issuable upon the exercise of stock options and warrants, when dilutive, net of shares assumed to have been purchased with the proceeds from the exercise of the options and warrants, based on the assumed offering price of $13.50 per share.

(b) Common equivalent shares in periods with a loss are shares issuable upon the exercise of stock options and warrants granted within 12 months of the Offering.